Bank of America(logo)
                                                   100 North Tryon Street
                                                   Charlotte, NC 28255

                                                   Tel 704.386.5000

Pricing Supplement No. 0250 Dated March 14, 2000        Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                   File number: 333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H


Principal Amount:                                 $  25,000,000.00
Issue Price:                      100.000%        $  25,000,000.00
Commission or Discount:             0.087%        $      21,750.00
Proceeds to Corporation:           99.913%        $  24,978,250.00

Agent:                   Chase Securities, Inc., as Principal

Original Issue Date:     March 20, 2000

Stated Maturity Date:    March 21, 2005

Cusip #:                 06050M-AM-9

Form:                    Book-entry only

Interest Rate:           Floating

Daycount Convention:     Actual/360

Base rate:               LIBOR Telerate Page 3750

Index maturity:          30 days

Spread:                  + 20.0 bps

Initial Interest Rate:   To be determined on March 16, 2000

Interest Reset Period:   Monthly, commencing on April 21, 2000

Interest Reset Dates:    The 21st of each month

Interest Determination
  Date:                  Two London Banking Days preceding the reset date

Interest Payment Dates:  The 21st of each month commencing April 21, 2000

May the Notes be redeemed by the corporation prior
 to maturity?                                          No

May the notes be repaid prior to maturity at the option of the
 holder?                                               No

Discount Note?                                         No